EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Kodiak Oil & Gas Corp. of our report dated April 26, 2006 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 20-F of Kodiak Oil & Gas Corp. for the year ended December 31, 2005.

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

November 3, 2006